UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 2, 2023	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

68 South Service Road, Suite 230 Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

(631) 962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.10 per share	CMTL	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

On June 2, 2023, the Board of Directors (the "Board") of Comtech Telecommunications Corp. (“Comtech”) appointed Lieutenant General (Retired) ("LTG (Ret.)") Bruce T. Crawford and the Honorable Ellen M. Lord as directors, effective June 15, 2023, to the Board increasing its size to nine members, eight of whom are independent.

LTG (Ret.) Crawford is expected to serve on the Nominating and Governance Committee, Science and Technology Committee and Strategic Committee.

Ms. Lord is expected to serve on the Audit Committee, Science and Technology Committee and Compensation Committee.

LTG (Ret.) Crawford brings over 37 years of leadership, executive management, national security, enterprise information technology ("IT") and cybersecurity experience to the Comtech Board of Directors. Having recently served as a Senior Vice President at a Fortune 500 company and holding board positions in both public and private companies, he also brings prior corporate board experience to Comtech. In 2020, LTG (Ret.) Crawford culminated 34 years of military service as the Army’s Chief Information Officer and Senior IT professional with responsibility for digital modernization, data and cloud migrations and governance, and oversight of the Army’s $15 billion IT budget. LTG (Ret.) Crawford’s responsibilities also included IT support from the enterprise to the tactical edge in 143 countries at 288 locations worldwide. LTG (Ret.) Crawford is a Distinguished Military Graduate of South Carolina State University with Masters’ degrees from both The National Defense University and Central Michigan University.

Ms. Lord served from August 2017 until January 2021 as Under Secretary of Defense for Acquisition and Sustainment, reporting to the Secretary of Defense with oversight of a $400 billion per year budget. Previously, she spent 33 years at Textron, a global multiple industry corporation, where she ultimately was appointed as President and CEO of Textron Systems. During her time at the Department of Defense, Ms. Lord’s team rewrote the Pentagon’s acquisition policy with a focus on speed and simplicity, while adding procedures for cybersecurity, intellectual property, and software development. Ms. Lord now serves on public (AAR and Parsons), private (LightRidge and Voyager Space), and non-profit boards, as well as advising companies in the aerospace and defense sector.

Neither LTG (Ret.) Crawford or Ms. Lord was selected as a director pursuant to any arrangement or understanding between him or her and any other person. There are no related person transactions between the Company and either LTG (Ret.) Crawford or Ms. Lord. Each will receive compensation for service on the Board in accordance with the standard compensatory arrangement described in the Company’s proxy statement filed on November 18, 2022 for non-employee directors. In connection with their appointments, each director and the Company will enter into an Indemnification Agreement in the same form as the Form of Indemnification Agreement which was previously filed as Exhibit 10.1 to the Company’s Form 8-K filed on March 8, 2007.

A copy of the Company’s press release relating to this announcement, is filed herewith as exhibit 99.1 and is incorporated herein by reference.

Retirement of Directors

On June 2, 2023, Lisa Lesavoy notified the Board of her intention to retire as a director from the Company’s Board effective immediately preceding the next annual shareholder meeting, where Ms. Lesavoy will not stand for re-election to the Board. In connection with Ms. Lesavoy’s retirement, effective immediately prior to the 2023 annual shareholder meeting, the size of the Board will be reduced to eight members, seven of whom are independent.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated June 7, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
COMTECH TELECOMMUNICATIONS CORP.
Dated:    June 7, 2023
By:    /s/ Michael A. Bondi
Name:    Michael A. Bondi
Title:    Chief Financial Officer